Issuer Free Writing Prospectus filed pursuant to Rule 433

Supplementing the Prospectus Supplement dated August 20, 2021 and the Prospectus dated January 22, 2021

Registration No. 333-252342

lncomeDriver Notes ® ® TOYOTA F INANC I A l S ERVICES < Acceler a te your investments Toyota F nancial Services lncomeDriver Notes" offers you an opportunity lo invest with a company you believe in and a partner youcon trust. OVI.RVlli.W l= I. ATUR !c S G!;.T STA H!i:D PROGRAM DOCUMliNTS l=AQS Questions? Coll 1 - 844 - 464 - 4673 Overview Our lncomeDriver Notes ® pay a competitive interest rate and are redeemable at any time. lncomeDriver Notes ® are not a bank account or a money market fund and are not !=DIC - insured. lncomeDriver Notes ® are offered in the U.S. only and only by means of a grosf;>ed us. l -- ligher interest rotes than lypicol savings occounl, I c , 5 ij Low $500 minimum initial irwestmenl No long - term commitments Why choose lncomeDriver Notes ® ? L O G IN HIGHER RETURNS ೦ orning is easier with higher ;nto,,.. . st rotes thantypicol ,mti n g, occcxmts EASY INITIAL INVESTMENT All ii toke, is $500 lo start earning with us SI MP LE ACCESS TORJNDS No long - term commitments so you can 'Pend y01Jr money how you like whe n you like A smarter way to invest Rate Compar i son ' Compare lncomeDriver Notes 8 rates to those of other popular investment options and see how you can start making more of your investments 2 1 . 15% 0.06% 0.03% l ncom e Dr i ver Money Interest Notes Market Checking 'A s o f N o v em be, 15th. 2021. noti ona l mies foe M one y M ac kel an d l n t e ,est Ch ec k n g o,e co l cu l o ted w ೦ hi n on annua l p e cc en la 9" ,,;old. Th;, inlm ma fo n ೦ bc,sed u po n th e rot es p u bl;,hed by th e F e dernl D e p ositI nsu ra n ce C m po ro t; on 'l ncome D c i ver N o t e ,. d o no t cons tit u t e o ,av; n g s , d e po,;1 m o lh e , b an k accoun t an d m e no ! i nsu . - ed by or su b e d t o the pmt e d; on o f th e Fed ern l D e po s ೦ l nsu rn n e Co 'l' orn ti on . Th e l ncome D rh , ec N o te, ೦ are no t a mo ney ma .ket fund, whkh a re typi ca lly d h , ecs ified f un d s cons ; s ti n g o f ,h o ,t - l e rm d e bt sec ur Hie s o f man y i ssuecs , an d th ere fo re d o aot mee t !h e dwers;fi co ti ons an d ; n , es t men t q ua lity s t o nd a . - d s set forth foe mo ney mm ket fu n d, by th e I n v es t men t Co m p an y Act o f 1940. Get started today It's never too late, or too early to begin investing with a trusted partner like Toyota !=inancial Services. Take a look at how simple it is to start. CD 0 0 Vl'J!l ೦ Y YOUR 1'.LIGIB ILITY l ncome D,Ma r N o t e< • m e o vo;k,ble to i n d;,;d u ol, an d en t;t; e , with o U.S a dd ress an d a SSN m F e d e ral Ta, ID nu mb er . Ll'.ARN ABOUTYOUR INVl'.STMl'.NT ೦ "" ew th e ೦ peclu s The pro s p ec t us i s ti,,, l eg a l da< um enl we filed with th e Sec u ,;ti e , and hch an 9" C omm i ss ; on (SK) that p rn,;d e , d e to;I, a b ou tToyola M o t m C ,e d;t C m p o . - ati on o n d ouc l ncome D,iv e , N o t e ,. p rngrnm. whkh rrx,y helpyo u ma ke a more i n f or med d ec i s i o n. COMPLl'.TI'. Tl - II'. l'.NROLLMl'.NT APPLIC ATION v;,;t ouc secuce en roll men t w e bs;t e t o com p let e youc en roll me al a p plk a fo n a nd e l ec tro n ; ca lly fu n d yo u , ; n ;fol i nves t men t l com yo ur U.S. b an k accoun t. C as h an d c h ec k s conno t be a ccept e d. E;NROLL NOW Program documents ENROLLMENT ೦ Privacy Nolie<> Yll'.W ೦ Terms of Us e Yll'.W ACCOUNT CHANGE FORMS ® START INVl'.STING Y ou w;II e om d a ;ly ; n ie c e s ! on yo u , p d n d p o l i nves t men t. Y ou , ; n ie ces ! will be o u to m oli ca lly ,e ; n , es l e d a t th e en d o f e och mon th Ej Pros p&clus VIEW @ TOYOTA FNANCIALSERVICES Update yO<Jr profile or bonk accO<Jnt information Vll'.W R<,ijUe a cusl:odiol inve,tmenl Yll'.W CORPORATE RESOLUTION Identify individuals who con tran,acl on corporate, trust, or partnership Notes Yll'.W l=requently asked questions Authoriza an Attor ney - n roct, Guordian, or Conservotor VIEW 0 What are lncomeDriver Notes<tl? The lncomeDriver Noles "' program is o direct investment in senior notes issued by Toyota Motor Credit Corporation ("TMCC"). lncomeDriver Notes "' pay o variable role of interest and ore redeemable ol any time. lncomeDriver Notes "' ore not o bank account or o money market fund and ore not FDIC insured. lncomeDriver Notes "' ore offered in the U.S. only, and only by means of o prosf!ectus . Review the prospectus before you invest. 0 Am I eligible to make an lncomeDriver Notes® investment? Individuals and entities with o volid SocioI Security number (SSN) or U.S. federal taxpayer identification number (TIN) and o U S. address ore eligible lncomeDriver Noles "' moy be held individually or jointly among up lo three individuals, or by corporations, partnerships, limited liability companies, firms, associations, or as custodial or trust investments. 0 What is the interest rate? The current interest role is 1.15%. The interest role is variable and sub j ect lo change ol any lime. Interest is compounded doily ol the role in effect each day based on o 365/366 - doy year 0 Are lncomeDriver Notes® FDIC - insured? No, lncomeDriver Notes ® ore not o savings, deposit or other bank account and ore not insured by or sub j ect to the protection of the Federal Deposit Insurance Corporation. 0 Where can I learn more about Toyota Motor Credit Corporation? Toyoto Motor Credit Corporation, which does business under the Toyota Financial Services (TFS) service mark, is one of the largest consumer finance companies in the U.S. and one of the highest roted captive auto finance companies in the world. For information about earnings results, filings with the Securities and E:xchange Commission, and company presentations, visit our Investo r Relations Cente r 0 How can I contact the lncomeDriver Notes® Customer Service Center? You can contact the lncomeDriver Notes "' Customer Service Center ot 1 - 844 - 464 - 4673. Our representatives ore available Monday through Friday between 8 a.m. and 7 p.m. (E:D. You can also review more frequently asked questions by clicking here lncomeDriver Notes "' Toyota F; nanc i a lSe r, ; ce , i s a se r,; ce mac k used t o ma <ke! the p rnd uc ls ofT o yo ta M o t or C. - eda C m p orn H on o n d l ncome DriY ec N o t e , ೦ ;, o re gi s ! e . - ed lrode moc k ofT o y o t a Mot or C. - ed i l C m pornt; on Toyota M o tm C re ,J;t C m p o . - atio n ( TMCC" h a , filed a e g s t rn fo n s t a t e me n tj; nc ludi n g a pm s pe tus) w;th the S ecu riti es an d hch o ng e C o mm ss i on ("SEC") foe !h e o lfe, n g to wh; c h th5 com mu n ; c ol on , e l a tes. B e f ore y ou i n vesl you sOO u ld read th e prn s p eclu s i n th a t ce g; s t. - atio n s t a teme n t an d oth er do cumen t s TMCC h o , M e d wHh th e S£C foe more com pl e t e infm m ol on o boul TMCC o nd !hi s o fferi n g. Y ou ma y g e l th e se d o c ume nt s f o e fr ee by ,;,;ti n g th e 5£C websit e atwww ,0<, 9!!• or by d o w n l oa di n g the m h e n, . Mlem a tiv e l ೦ TMCC w;II m. - a n ge t o s e n d yo u the pm s pectus if y ou "'G ues t a by co ll; n g 1 - 844 - <164 - <1673 . l ncome DriY ec N o t es ೦ me unsecu red debt o blig a t on , so lely ofTMCC an d ore not o bl;gat; ons o f, m d;rectly o, i n d;rectly g u m on leed, by T yot a M o t m Cm p o . - aHo n , T yot a ೦ nanc iol S er, k es Cmp oca fo n , m an y o f lheic resp ec tWS affiHat es . Th e l nc om e D,iv er N o te s • will h ave the b e oefit o f . - ed;t su pport a g ce em e nl s a , de sc , b e d ; n !h e ೦ ..tv , fil e d wlth th e S£C. l ncome D,iv er N o t es ೦ d o n o! co nst;t u t e a sa,; n g,. d e po s ೦ or olhe, ba n k accoun t an d are no t ; n,uce d by m su bj ec t l o th e p rotecti on of !h e F e de ro l Depos;t I nsu ra nce C m porolio n . l ocome Dri vec Note s • a ,e n o! a mo ney mm ket fu n d, wh c h me typk a lly d; vec ;;fi e d f un d s con ,;,ti n g of sh o rt le cm d e b! secu ritie s of man y ;; sue rs, an d th ere fo e d o no t mee t !h e div e e;;fi ca fo n an d i nve st men t q uo l;fy s t an d a rd s set foeth fo r mo ney ma <kel fu n d, by th e l nv e s ! men t Co m p on y Ad of 1940.

೦ igher interest roles than typical savings occounl . s Da i l y i nte r e s t a u t oma t i ca l ly re nvested monthly Manage investments at any time 1 C s ) ೦ Low $500 min mum in tial investment Sim p e on l inc en r ollm e n t No ong ೦ term commitments Ad d i t ona l nvestments allowed at any t me with no m i n mum i nvestm e n t am o un t r equ i r ed